FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

POWER OF ATTORNEY

That each of the undersigned officers and trustees of Fiduciary/Claymore MLP Opportunity Fund, a statutory trust formed under the laws of the State of Delaware (the “Trust”), do constitute and appoint Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.01 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 20th day of August 2014

/s/ Donald C. Cacciapaglia	/s/ Ronald A. Nyberg
Donald C. Cacciapaglia, Trustee and	Ronald A. Nyberg, Trustee
Chief Executive Officer

/s/ Randall C. Barnes	/s/ Maynard F. Oliverius
Randall C. Barnes, Trustee	Maynard F. Oliverius, Trustee

/s/ Donald A. Chubb, Jr.	/s/ Ronald E. Toupin, Jr.
Donald A. Chubb, Jr., Trustee	Ronald E. Toupin, Jr., Trustee

/s/ Jerry B. Farley	/s/ John L. Sullivan
Jerry B. Farley, Trustee	John L. Sullivan, Chief Financial Officer
and Chief Accounting Officer and Treasurer

/s/ Roman Friedrich III
Roman Friedrich III, Trustee

/s/ Robert B. Karn III
Robert B. Karn III, Trustee